Exhibit 26(h)(xxx)
Amendment to Participation Agreement

AMENDMENT NO. 7

AMENDMENT NO. 7, effective June 2, 2016, to the Participation Agreement (the "Agreement") by and among TRANSAMERICA PREMIER LIFE INSURANCE COMPANY (formerly, WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO) (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto, as may be revised from time to time (the "Account"), PROFUNDS, ACCESS ONE TRUST (each of ProFunds and Access One Trust referred to herein as the "Fund"), and PROFUND ADVISORS LLC (the "Adviser").

WHEREAS, the parties desire to further amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.	WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO has merged into TRANSAMERICA PREMIER LIFE INSURANCE COMPANY.

2.	Any reference to WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO is hereby deleted in its entirety and replaced with TRANSAMERICA PREMIER LIFE INSURANCE COMPANY.

3.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.  Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

Effective Date: June 2, 2016

PROFUNDS	PROFUND ADVISORS LLC

By: /s/ Todd B. Johnson	By: /s/ Michael L. Sapir
Name: Todd B. Johnson	Name: Michael L. Sapir
Title: President Date: June 2, 2016	Title: Chief Executive Officer Date: June 2, 2016

ACCESS ONE TRUST	TRANSAMERICA PREMIER LIFE INSURANCE COMPANY

By: /s/ Todd B. Johnson	By: /s/ John Mallett
Name: Todd B. Johnson	Name: John Mallett
Title: President Date: June 2, 2016	Title: Vice President Date: July 24 , 2016

SCHEDULE A
Revised June 2, 2016

ACCOUNTS
WRL Series Annuity Account
Separate Account VA U
Separate Account VA V
Separate Account VA AA
WRL Series Life Account
WRL Series Life Account G

CONTRACTS
WRL Freedom Premier Variable Annuity
WRL Freedom Attainer Variable Annuity
WRL Freedom Bellwether Variable Annuity
WRL Freedom Access Variable Annuity
WRL Freedom Enhancer Variable Annuity
WRL Freedom Variable Annuity
WRL Freedom Conqueror Variable Annuity
WRL Freedom Wealth Creator Variable Annuity
WRL Freedom Premier III Variable Annuity
WRL Freedom Multiple Variable Annuity
WRL Freedom Advisor Variable Annuity
WRL Xcelerator
WRL Freedom Elite Builder II
WRL Freedom Elite Builder
WRL Freedom Wealth Protector
WRL ForLife
WRL Freedom Elite Advisor
WRL Asset Advisor
WRL Evolution
WRL Financial Freedom Builder
WRL Freedom Elite
WRL Freedom Equity Protector

PORTFOLIOS
Access VP High Yield Fund
ProFund VP Asia 30
ProFund VP Basic Materials
ProFund VP Bull
ProFund VP Consumer Services
ProFund VP Emerging Markets
ProFund VP Europe 30
ProFund VP Falling U.S. Dollar
ProFund VP Financials
ProFund VP Government Money Market
ProFund VP International
ProFund VP Japan
ProFund VP Mid-Cap
ProFund VP NASDAQ-100
ProFund VP Oil & Gas
ProFund VP Pharmaceuticals
ProFund VP Precious Metals
ProFund VP Short Emerging Markets
ProFund VP Short International
ProFund VP Short NASDAQ-100
ProFund VP Short Small-Cap
ProFund VP Small-Cap
ProFund VP Small-Cap Value
ProFund VP Telecommunications
ProFund VP UltraSmall-Cap
ProFund VP U.S. Government Plus
ProFund VP Utilities
ProFund VP UltraNASDAQ-100